                                                                    EXHIBIT 99.1


                          CITIZENS HOLDING CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST __, 1998 AT ____ P.M., EASTERN STANDARD TIME.

     The undersigned hereby appoints ___________________________________________
and ___________________________________________, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Special Meeting of Shareholders of Citizens Holding Corporation ("Citizens") to be held on August ___, 1998 at _____ p.m. at the main office of Citizens located at 1150 Cleveland Street, Clearwater, Florida, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 6, 1998 and amended as of July 7, 1998 (the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly-owned subsidiary of FNB ("Southwest") and Citizens. The Merger Agreement provides for the merger of Citizens with and into Southwest. Upon consummation of the Merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding share of Citizens' common stock, par value $0.10 per share ("Citizens Common Share") will be converted into and exchanged for the right to receive that number of shares of FNB common stock, par value $2.00 per share ("FNB Common Stock"), as provided in the Merger Agreement and described in the Proxy Statement-Prospectus; provided, however, that FNB may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $30.00. The complete text of the Merger Agreement is attached to the Proxy Statement-Prospectus as Appendix "A."

         |_| FOR                 |_| AGAINST                 |_| ABSTAIN

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE PROPOSITION REFERRED TO IN PARAGRAPH (1).





                                   ---------------------------------------------
                                                      Signature



                                   ---------------------------------------------
                                                      Signature


                                   Date:                                  , 1998
                                        ----------------------------------
                                   (When signing as attorney, executor,
                                   administrator, trustee or guardian, please give title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)









PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.